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                                                                      EXHIBIT 99

                            AASTROM BIOSCIENCES, INC.

                      CHARTER OF THE AUDIT COMMITTEE OF THE

                               BOARD OF DIRECTORS

I        STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Aastrom Biosciences, Inc. (the "Company"), and the manner in which those responsibilities shall be performed, including its structure, processes, and membership requirements.

The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement, of the Company's independent auditor and prepare any reports required of the Committee under rules of the Securities and Exchange Commission ("SEC"). Consistent with these tasks, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Company's financial policies, procedures and practices at all levels.

The Committee's primary duties and responsibilities are to:

         - Retain the independent auditor, evaluate their independence, qualifications and performance, and approve the terms of engagement for audit services and non-audit services. In all events, it is the Audit Committee that has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's outside auditors.

         - Review with management and the independent auditor, as appropriate, the Company's financial reports and other financial information provided by the Company to any governmental body or the public, and the Company's compliance with legal and regulatory requirements.

         - Establish and observe complaint procedures regarding accounting, internal auditing controls and auditing matters.

         - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

         - Provide an open avenue of communication among the outside auditors, financial and senior management, and the Board.

         The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate investigations, and hire legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II       ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market listing standards; provided, however, that one director who does not meet the independence criteria of Nasdaq, but is not a current employee or officer (or an immediate family member of an employee or officer), may be appointed to the Committee, subject to the approval of the Board, pursuant to and subject to the limitations under the "exceptional and limited

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circumstances" exceptions contained in the Nasdaq listing standards. In addition, the Committee shall not include any member who:

         - has participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three years; or

         - accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

         - is an affiliate of the Company or any subsidiary of the Company, other than a person who would be considered to be an affiliate solely by being a director and who meets the independence requirements of The Nasdaq Stock Market.

All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

The members of the Committee shall be appointed, and may be removed or replaced, by the Board. Unless the Board elects a chairperson, the members of the Committee may designate a chairperson by majority vote of the full Committee membership. The Committee may delegate duties or responsibilities to subcommittees or to one member of the Committee.

III      MEETINGS/REVIEWS

The Committee shall meet from time to time as it deems necessary, but not less frequently than quarterly. A majority of the members shall represent a quorum of the Committee, and any action approved by at least a majority of the members shall represent the valid action of the Committee. The Committee shall meet with management, other directors and the independent auditor in executive session at any time it deems appropriate. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company's financial statements and financial reports. The Committee shall maintain written minutes of its meetings.

IV       COMMITTEE AUTHORITY AND RESPONSIBILITIES

         To fulfill its responsibilities and duties the Committee shall:

         A.       OVERSIGHT OF THE COMPANY'S INDEPENDENT AUDITOR

                  1. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

                  2. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor's objectivity and independence, and (z) whether any of the Company's senior finance personnel were recently employed by the independent auditor.

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                  3.       Evaluate annually the qualifications, performance and
                           independence of the independent auditor, including a review of whether the independent auditor's quality-control procedures are adequate and a review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management, and report to the Board on its conclusions, together with any recommendations for additional action. Obtain and review annually a report from the independent auditor describing (i) the auditor's internal quality-control procedures, and (ii) any material issues raised by the most recent internal quality-control review or peer reviews or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

                  4. Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years and consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and report to the Board on its conclusions.

                  5. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such polices and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee's responsibilities hereunder, and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting, and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (i)(x) and (y) above.

                  6. Discuss with the independent auditor prior to the audit the planning and staffing of the audit.

                  7. Approve as necessary the termination of the engagement of the independent auditor.

                  8. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were "passed" (as immaterial or otherwise), any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement, any "management" or "internal control" letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company's management.

                  9. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

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         B.       REVIEW OF FINANCIAL REPORTING, POLICIES AND PROCESSES

                  1. Review and discuss with management and the independent auditor (i) the Company's annual audited financial statements (ii) at the Committee's discretion, any reports or other financial information submitted to any governmental body or the public, and (iii) any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

                  2. Review and discuss with management and the independent auditor the Company's quarterly financial statements. These reviews should include a discussion of the outside auditor's judgment of the quality of the Company's accounting and any uncorrected misstatements that were noted as a result of the auditor's quarterly review.

                  3. Review and discuss with management and the independent auditor the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Company's periodic reports.

                  4. Periodically meet separately with management and with the independent auditor.

                  5. Review with management and the independent auditor any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

                  6. Review with management its assessment of the effectiveness and adequacy of the Company's internal control structure and procedures for financial reporting ("Internal Controls"). Once a management report (and independent auditor attestation) is required by the SEC rules, review with the independent auditor the attestation to and report on the assessment made by management, and consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management's assessment or the independent auditor's attestation.

                  7. Review with management its evaluation of the Company's procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports ("Disclosure Controls"), and consider whether any changes are appropriate in light of management's evaluation of the effectiveness of such Disclosure Controls.

                  8. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company's financial results and operations, as well as the disclosure regarding such transactions and structures in the Company's public filings.

                  9. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

                  10. Review any special audit steps adopted in light of any material control deficiencies. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

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                  11.      Periodically consult with the outside auditors out of
                           the presence of management about internal controls and the accuracy of the Company's financial statements.

                  12. Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments

         C. RISK MANAGEMENT, RELATED PARTY TRANSACTIONS, LEGAL COMPLIANCE AND ETHICS

                  1. Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company's ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's Internal Controls.

                  2. Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

                  3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

                  4. Consider and present to the Board for adoption a Code of Conduct for all employees and directors, which meets the requirements of Item 406 of the SEC's Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, the Code of Conduct. Review the Code of Conduct periodically and recommend such changes to the Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with the Code of Conduct.

                  5. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company's financial statements or accounting policies.

                  6. Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken and handled. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

                  7. Review and report to the Board on material litigation, material government investigations and compliance with applicable legal requirements and the Company's Code of Conduct.

                  8. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

                  9. Develop and implement an annual performance evaluation of the Committee.

                  10. Regularly report to the Board on the Committee's activities, recommendations and conclusions.

                  11. Review and reassess the adequacy of this Charter as appropriate, and recommend any proposed changes to the Board for approval.

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                  12.      Ensure that management has set an appropriate
                           corporate "tone" for quality financial reporting, sound business practices and ethical behavior.

                  13. Review management's monitoring of compliance with the Foreign Corrupt Practices Act.

                  14. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

                  15. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                  16. If necessary, initiate special investigations. If appropriate, hire special counsel or experts to assist the Committee.

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